                         NOTICE OF GUARANTEED DELIVERY

                                      FOR


                       TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                      OF


                               DIME BANCORP, INC.

                                      TO


                        NORTH FORK BANCORPORATION, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Dime Shares"), of Dime Bancorp, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in "The Offer" in the Prospectus), or if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Offer--Procedure for Tendering" of the Prospectus.

                     The Exchange Agent for the Offer is:


                    FIRST CHICAGO TRUST COMPANY OF NEW YORK



            By Mail:                      By Hand:             By Overnight, Certified or
        First Chicago Trust          First Chicago Trust         Express Mail Delivery:
       Company of New York           Company of New York           First Chicago Trust
           Attention:                    Attention:                Company of New York
         Corporate Actions            Corporate Actions                Attention:
           Suite 4660             c/o Securities Transfer &         Corporate Actions
         P.O. Box 2569             Reporting Services Inc.        525 Washington Blvd.
   Jersey City, NJ 07303-2569   100 William Street, Galleria      Jersey City, NJ 07310
                                     New York, NY 10038

                          By Facsimile Transmission:
                       (201) 324-3402 or (201) 324-3403
                       (For Eligible Institutions Only)

                        Confirm Facsimile by Telephone:
                                (201) 222-4707

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to North Fork Bancorporation, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in North Fork's Prospectus dated March 14, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Dime Shares"), of Dime Bancorp, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in "The Offer--Procedure for Tendering" of the Prospectus.


Number of Shares:-------------------


Certificate Nos. (if available):


------------------------------------


------------------------------------


Check box of Dime Shares will be
tendered by book-entry transfer: [ ]

Account Number:--------------------


Dated: --------------------- , 2000





--------------------------------------------------------------------------------


Name(s) of Record Holder(s):


-----------------------------------


-----------------------------------
           Please Print


Address(es):-----------------------


-----------------------------------


-----------------------------------
                           Zip Code

Area Code and Tel. No.:


-----------------------------------


-----------------------------------


Signature(s)-----------------------


-----------------------------------


-----------------------------------



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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the Dime Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Dime Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three NYSE trading days (as defined in the Prospectus) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Dime Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm:----------------------     ---------------------------------------
                                                  Authorized Signature


Address:---------------------------     ---------------------------------------
                                                      Please Print


-----------------------------------     ---------------------------------------
                           Zip Code


Area Code and Tel. No.:------------     Dated: ------------------------ ,  2000



NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.





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